Exhibit 99.1

CSC Makes Cash Offer for Xchanging Plc.

Xchanging board unanimously recommends CSC’s offer terms

The combination, if approved, would expand Xchanging’s reach and enable increasing CSC sales to Xchanging clients, including a services business around the Xuber platform

FALLS CHURCH, Va., December 9, 2015--Computer Sciences Corporation (NYSE: CSC) and Xchanging Plc. (“Xchanging”) today announced that the boards of each company have agreed to terms of a recommended transaction under which CSC (through a UK subsidiary) would acquire Xchanging at a price of £1.90 per share in cash, implying an equity value of £480 million, or approximately US$720 million. The acquisition is expected to close in the next six months pending receipt of regulatory approvals.

The combination represents an attractive opportunity to combine CSC’s global scope in insurance, business process outsourcing (BPO) and IT services with Xchanging’s specific expertise and leading software products that support the commercial insurance industry.

“CSC leads clients on their digital transformation journeys,” said Mike Lawrie, CSC’s president and CEO. “Xchanging’s capabilities and experience in the commercial insurance market would complement CSC’s global insurance presence in software, outsourcing and services. I look forward to welcoming Xchanging to the CSC family as we continue to grow our insurance business and invest in our differentiated next-generation solutions.”

CSC is a leader in the provision of software, services and outsourcing to the insurance industry. CSC leverages its extensive software capability to build services and deliver next generation technology to insurance industry customers globally helping them build new digital businesses and transform their current operations. With its global reach, software and technology heritage and next-generation IT capabilities, CSC is well positioned to grow Xchanging globally while delivering costs savings.

Xchanging would offer CSC a newly modernized suite of insurance platforms, which are well established with the largest insurers, managing agents and brokers. In addition, Xchanging is a strong provider of business process services business providing efficient, centralized operations to London market participants.

In addition to the insurance sector, CSC sees opportunities to leverage Xchanging’s capabilities in other areas, such as wealth management outsourcing services and infrastructure and applications. CSC will also assess Xchanging’s other businesses to see how they might add value to CSC’s existing offerings and customer relationships.

The offer being announced today comes after a period of due diligence undertaken on Xchanging by CSC that began on Nov. 12, 2015.

Other Information
Goldman, Sachs & Co. is acting as financial advisor to CSC. Allen & Overy LLP is acting as legal advisor to CSC.

About CSC
CSC (NYSE: CSC) leads clients on their digital transformation journeys. The company provides innovative next-generation technology services and solutions that leverage deep industry expertise, global scale, technology independence and an extensive partner community. CSC serves leading commercial and international public sector organizations throughout the world. CSC is a Fortune 500 company and ranked among the best corporate citizens. For more information, visit us at www.csc.com.

Overseas Shareholders
The release, publication or distribution of this announcement in certain jurisdictions may be restricted by law. Persons who are not resident in the United Kingdom or the United States or who are subject to the laws of any jurisdiction other than the United Kingdom or the United States should inform themselves of, and observe, any applicable legal or regulatory requirements. Further details in relation to overseas shareholders will be contained in the offer document.
Unless otherwise determined by CSC or required by the City Code on Takeovers and Mergers (the “Code”), and insofar as permitted by applicable law and regulation, the offer will not be made available, directly or indirectly, in, into or from a jurisdiction where extension or acceptance of the offer would violate the law of that jurisdiction (a “Restricted Jurisdiction”) and no person may vote in favour of the offer by any such use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of the firm intention to make an offer announcement issued under Rule 2.7 of the Code (the “Rule 2.7 Announcement”) and all documents relating to the offer are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction, and persons receiving the Rule 2.7 Announcement and all documents relating to the offer (including agents, custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in, into or from such jurisdictions where to do so would violate the laws in that jurisdiction.
The availability of the offer to Xchanging shareholders who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions in which they are resident. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable requirements.
US Shareholders
The offer will be made for securities of an English company with a listing on the London Stock Exchange, and Xchanging shareholders in the United States should be aware that this announcement, the offer document and any other documents relating to the offer have been or will be prepared in accordance with the Code and UK disclosure requirements, format and style, all of which differ from those generally applicable in the United States. Xchanging's financial statements and all financial information that is included in this announcement, or that may be included in the offer document or any other documents relating to the offer, have been or will be prepared in accordance with International Financial Reporting Standards adopted in the European Union and may not be comparable to the financial statements or other financial information of US companies.
The offer will be for the securities of a non-US company which does not have securities registered under Section 12 of the US Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “US Securities Exchange Act”). The offer will be made in the United States pursuant to Section 14(e) of, and Regulation 14E under, the US Securities Exchange Act, and otherwise in accordance with the requirements of the Code. Accordingly, the offer will be subject to disclosure and other procedural requirements, including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments that are different from those applicable under US domestic tender offer procedures and laws. In the United States, the offer will be deemed made solely by CSC (through a UK subsidiary) and not by any of its financial advisers.
In accordance with, and to the extent permitted by, the Code, normal UK market practice and Rule 14e-5 under the US Securities Exchange Act, CSC or its nominees or brokers (acting as agents) may from time to time make certain purchases of, or arrangements to purchase, Xchanging shares outside the United States, other than pursuant to the offer, before or during the period in which the offer remains open for acceptance. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Such purchases, or arrangements to purchase, will comply with all applicable UK rules, including the Code and the rules of the London Stock Exchange, and Rule 14e-5 under the US Securities Exchange Act to the extent applicable. In addition, in accordance with, and to the extent permitted by, the Code, normal UK market practice and Rule 14e-5 under the US Securities Exchange Act, Goldman Sachs International and its affiliates will continue to act as exempt principal traders in Xchanging shares on the London Stock Exchange and engage in certain other purchasing activities consistent with their respective normal and usual practice and applicable law. Any information about such purchases will be disclosed on a next day basis to the Panel on Takeovers and Mergers and will be available to all investors (including US investors) from any Regulatory Information Service including the Regulatory News Service on the London Stock Exchange website, www.londonstockexchange.com.
The receipt of cash pursuant to the offer by a US holder of Xchanging shares may be a taxable transaction for US federal income tax purposes and under applicable US state and local, as well as foreign and other, tax laws. Each US shareholder of Xchanging is urged to consult with his, her or its independent professional adviser regarding any acceptance of the offer including, without limitation, to consider the tax consequences associated with such holder's acceptance of the offer. Furthermore, the payment and settlement procedure with respect to the offer will comply with the relevant United Kingdom rules, which differ from the United States payment and settlement procedures, particularly with regard to the date of payment of consideration.
Neither the US Securities and Exchange Commission nor any other US state securities commission has approved or disapproved the offer, or passed judgment upon the fairness or merits of the offer or passed judgment upon the adequacy or completeness of this announcement or the offer document. Any representation to the contrary is a criminal offence.
Forward-looking Statements
All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements.”  These statements represent the CSC’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the CSCs control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended April 3, 2015 and any updating information in subsequent SEC filings. CSC disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.
THIS PRESS RELEASE IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE OFFER DESCRIBED HEREIN WILL BE MADE SOLELY BY THE OFFER DOCUMENT AND THE RELATED FORM OF ACCEPTANCE ACCOMPANYING THE OFFER DOCUMENT, WHICH WILL CONTAIN THE FULL TERMS AND CONDITIONS OF THE OFFER. INVESTORS SHOULD READ THOSE MATERIALS CAREFULLY BEFORE MAKING ANY DECISIONS.

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Contacts
Rich Adamonis, Global Media Relations, CSC, 862.228.3481, radamonis@csc.com
Neil DeSilva, Investor Relations, 703.641.3000, neildesilva@csc.com

Publication on website
A copy of this announcement and documents related to the recommended cash offer are available on CSC’s website at www.csc.com. The content of the website referred to in this announcement is not incorporated into and does not form part of this announcement.